UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2004

TERRA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Reference is made to the registration rights agreement and lock-up letter described under Item 8.01 below.

ITEM 8.01	OTHER EVENTS

On December 13, 2004, Terra Industries Inc. announced that Anglo American plc, through a wholly-owned subsidiary, has entered into an agreement to sell its remaining shares of Terra common stock (25,060,725 shares) in a private placement to a group of accredited investors at a price of $7.50 per share. The transaction is expected to close on December 20, 2004. A copy of the press announcement is furnished herewith as Exhibit 99.1.

Terra has agreed to file a registration statement under the Securities Act covering the resale of the shares purchased from Anglo. The investors purchasing these shares have agreed not to sell or otherwise transfer any such shares until February 15, 2005. Terra has agreed not to offer or sell any shares until March 15, 2005, subject to certain exceptions. Forms of the registration rights agreement and lock-up agreement are furnished herewith as Exhibits 10.1 and 10.2.

The shares of Terra common stock being sold by Anglo American in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy shares.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Form of Registration Rights Agreement dated December 13, 2004.

10.2	Form of Terra Lock-Up Letter dated December 13, 2004.

99.1	Press Release issued December 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut
Mark A. Kalafut Vice President, General Counsel and Corporate Secretary

Date: December 13, 2004